Exhibit 1(b)

                          $200,000,000
                   MEDIUM-TERM NOTES, SERIES G
              DUE FROM NINE MONTHS TO THIRTY YEARS
                       FROM DATE OF ISSUE

          FORM OF INTEREST CALCULATION AGENCY AGREEMENT

          THIS  AGREEMENT dated as of __________,  1997

          between  Baltimore Gas and  Electric  Company

          (hereinafter called the "Issuer"), having its

          principal  office at 39 W. Lexington  Street,

          Baltimore,  Maryland 21201, and The  Bank  of

          New  York,  a  New  York banking  corporation

          (hereinafter     sometimes     called     the

          "Calculation  Agent  or Paying  Agent"  which

          terms   shall,   unless  the  context   shall

          otherwise require, include its successors and

          assigns),   having  its  principal  corporate

          trust office at 101 Barclay Street, New York,

          New York 10286.



                     Recitals of the Issuer

           The  Issuer proposes to issue from time to time up  to

$200,000,000  aggregate principal amount  of  Medium-Term  Notes,

Series  G (the "Notes") under the Indenture dated as of  July  1,

1985  as supplemented by the Supplemental Indentures dated as  of

October  1,  1987,  and  January  26,  1993,  respectively   (the

"Indenture"),  between  the Issuer  and  The  Bank  of  New  York

(successor  to  Mercantile-Safe Deposit and Trust  Company)  (the

"Trustee"), as Trustee.  Capitalized terms used in this Agreement


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and  not  otherwise  defined herein are used as  defined  in  the

Indenture.  Certain of the Notes may bear interest at a  floating rate  determined  by reference to an interest rate  formula  (the

"Floating  Rate  Notes") and the Issuer  desires  to  engage  the

Calculation  Agent  to  perform certain  services  in  connection therewith.



          NOW IT IS HEREBY AGREED THAT:



          1.   The Issuer hereby appoints The Bank of New York as

Calculation Agent for the Floating Rate Notes, upon the terms and subject to the conditions herein mentioned, and The Bank  of  New

York  hereby  accepts  such appointment.  The  Calculation  Agent shall  act  as  an  agent  of  the  Issuer  for  the  purpose  of determining  the  interest rate or rates  of  the  Floating  Rate

Notes.



           2.    The  Issuer agrees to deliver to the Calculation

Agent,  prior to the issuance of any Floating Rate Notes,  copies of  the  proposed forms of such Notes, including  copies  of  all terms  and  conditions  relating  to  the  determination  of  the

interest  rate  thereunder.   The  Issuer  shall  not  issue  any

Floating Rate Note prior to the receipt of confirmation from  the

Calculation Agent of its acceptance of the proposed form of  such

Note. The Calculation Agent hereby acknowledges its acceptance of the  proposed form of Floating Rate Note previously delivered  to

it.

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           3.   The Issuer shall notify the Calculation Agent  of

the  issuance  of any Floating Rate Notes prior to  the  issuance thereof and, at the time of such issuance, shall deliver  to  the

Calculation Agent the information required to be provided by  the

Company  for  the  calculation of the applicable  interest  rates thereunder.  The Calculation Agent shall calculate the applicable interest  rates  for Floating Rate Notes in accordance  with  the terms  of  such Notes, the Indenture and the provisions  of  this

Agreement.



           4.    Promptly  following the  determination  of  each

change to the interest rate applicable to any Floating Rate Note,

the  Calculation Agent will cause to be forwarded to the  Issuer,

the  Trustee and the principal Paying Agent information regarding the interest rate then in effect for such Floating Rate Note.



           5.   The Issuer will pay such compensation as shall be

agreed   upon  with  the  Calculation  Agent  and  the  expenses,

including  reasonable counsel fees, incurred by  the  Calculation

Agent  in  connection with its duties hereunder, upon receipt  of such invoices as the Issuer shall reasonably require.



           6.   Notwithstanding any satisfaction or discharge  of

the  Notes  or  the  Indenture, the  Issuer  will  indemnify  the

Calculation Agent against any losses, liabilities, costs, claims,

actions or demands which it may incur or sustain or which may  be

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made  against  it  in  connection with  its  appointment  or  the exercise  of  its  powers and duties hereunder  as  well  as  the reasonable  costs, including the expenses and fees of counsel  in defending any claim, action or demand, except such as may  result from  the  negligence, willful misconduct or  bad  faith  of  the

Calculation Agent or any of its employees.  The Calculation Agent shall  incur  no  liability and shall  be  indemnified  and  held harmless  by the Issuer for, or in respect of, any actions  taken or suffered to be taken in good faith by the Calculation Agent in reliance upon written instructions from the Issuer.  In case  any action  is brought against the Calculation Agent with respect  to which the Calculation Agent intends to seek indemnification  from the  Issuer  pursuant to this paragraph 6, the Calculation  Agent will  notify  the Issuer in writing of the commencement  thereof,

and  the  Issuer will be entitled to participate therein  and  to assume  the  defense  thereof, with counsel satisfactory  to  the

Calculation  Agent; provided, however, that if the defendants  in any such action include both the Issuer and the Calculation Agent and  the Calculation Agent shall have reasonably concluded, after consultation with legal counsel of its choosing, that  there  may be  legal  defenses available to it which are different  from  or additional  to  those  available to the Issuer,  the  Calculation

Agent  shall have the right to select separate counsel to  assert such  legal defenses and otherwise to participate in the  defense of  such action on behalf of the Calculation Agent,  and in  such event the Issuer will indemnify the Calculation Agent against the

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

reasonable  compensation and expenses and disbursements  of  such separate counsel.



           7.    The  Calculation Agent may consult with  counsel

(and  notify  the  Issuer of such consultation) and  the  written advice  of such counsel or any opinion of counsel shall  be  full and  complete  authorization and protection  in  respect  of  any action  taken, suffered or omitted by it hereunder in good  faith and in reliance thereon.



           8.    The  Calculation Agent accepts  its  obligations

herein  set forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

                (i)   in  acting  under  this  Agreement  and  in

          connection  with  the  Notes,  the  Calculation  Agent,

          acting  as  agent for the Issuer, does not  assume  any

          obligation  towards, or any relationship of  agency  or

          trust for or with, any of the Holders of the Notes;

                 (ii)    unless   herein  otherwise  specifically

          provided,  any order, certificate, notice,  request  or

          communication from the Issuer made or given  under  any

          provision  of  this Agreement shall  be  sufficient  if

          signed  by  any  person  whom  the  Calculation   Agent

          reasonably believes to be a duly authorized officer  or

          attorney-in-fact of the Issuer;

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               (iii)  the Calculation Agent shall be obligated to

          perform  only such duties as are set forth specifically

          herein and any duties necessarily incidental thereto;

               (iv)  the Calculation Agent shall be protected and

          shall  incur  no  liability for or in  respect  of  any

          action  taken  or  omitted  to  be  taken  or  anything

          suffered  in good faith by it in reliance upon anything

          contained in a Floating Rate Note, the Indenture or any

          information  supplied to it by the Issuer  pursuant  to

          this   Agreement,  including  the  information  to   be

          supplied pursuant to paragraph 3 above;

                (v)   the  Calculation Agent, whether acting  for

          itself  or in any other capacity, may become the  owner

          or  pledgee of Notes with the same rights as  it  would

          have had if it were not acting hereunder as Calculation

          Agent; and

                 (vi)   the  Calculation  Agent  shall  incur  no

          liability hereunder except for loss sustained by reason

          of its negligence, willful misconduct or bad faith.



           9.    (a)  The Issuer agrees to notify the Calculation

Agent  at  least  3 business days prior to the  issuance  of  any

Floating  Rate  Note with an interest rate to  be  determined  by reference to London interbank offered rates (LIBOR) or any  other formula that would require the Calculation Agent to select  banks or  other  financial  institutions (the  "Reference  Banks")  for purposes  of quoting rates.  Promptly thereafter, the Calculation

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Agent  will  notify the Issuer and the Trustee of the  names  and addresses of such Reference Banks.  Forthwith upon any change  in the  identity of the Reference Banks, the Calculation Agent shall

notify   the  Issuer  and  the  Trustee  of  such  change.    The

Calculation Agent shall not be responsible to the Issuer  or  any third  party  for any failure of the Reference Banks  to  fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of  negligence or willful misconduct) on any quotation  or  other information given by any Reference Bank which subsequently may be found to be incorrect.

                (b)   Except  as provided below, the  Calculation

Agent  may  at  any time resign as Calculation  Agent  by  giving written notice to the Issuer and the Trustee of such intention on its  part,  specifying the date on which its desired  resignation shall  become effective, provided that such notice shall be given not less than 60 days prior to the said effective date unless the

Issuer  and  the Trustee otherwise agree in writing.   Except  as

provided  below,  the Calculation Agent may  be  removed  by  the filing with it and the Trustee of an instrument in writing signed by  the Issuer specifying such removal and the date when it shall become  effective  (such effective date being at  least  15  days after  said filing).  Any such resignation or removal shall  take effect upon:

                (i)  the appointment by the Issuer as hereinafter

          provided of a successor Calculation Agent; and

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


                (ii)  the acceptance of such appointment by  such

          successor Calculation Agent;

provided,  however, that in the event the Calculation  Agent  has given  not  less  than  60  days' prior  notice  of  its  desired

resignation,  and  during  such  60  days  there  has  not   been

acceptance by a successor Calculation Agent of its appointment as successor  Calculation Agent, the Calculation Agent so  resigning

may   petition  any  court  of  competent  jurisdiction  for  the

appointment  of  a  successor  Calculation  Agent.   The   Issuer

covenants that it shall appoint a successor Calculation Agent  as soon  as  practicable after receipt of any notice of  resignation

hereunder.   Upon its resignation or removal becoming  effective,

the  retiring Calculation Agent shall be entitled to the  payment of  its  compensation  and the reimbursement  of  all  reasonable expenses  (including reasonable counsel fees)  incurred  by  such retiring Calculation Agent pursuant to paragraph 5 hereof.

                (c)   If at any time the Calculation Agent  shall

resign  or  be  removed, or shall become incapable of  acting  or shall  be  adjudged  bankrupt  or  insolvent,  or  liquidated  or dissolved,  or  an  order is made or an effective  resolution  is passed  to  wind up the Calculation Agent, or if the  Calculation

Agent  shall file a voluntary petition in bankruptcy or  make  an assignment for the benefit of its creditors, or shall consent  to the  appointment  of a receiver, administrator or  other  similar

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official of all or any substantial part of its property, or shall admit  in writing its inability to pay or meet its debts as  they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property  shall be appointed, or if any order of any court  shall be  entered  approving  any petition  filed  by  or  against  the

Calculation   Agent  under  the  provisions  of  any   applicable

bankruptcy or insolvency law, or if any public officer shall take charge  or  control of the Calculation Agent or its  property  or affairs  for  the  purpose  of  rehabilitation,  conservation  or

liquidation,  then  a  successor  Calculation  Agent   shall   be

appointed  by the Issuer by an instrument in writing  filed  with

the  successor  Calculation  Agent and  the  Trustee.   Upon  the

appointment  as  aforesaid of a successor Calculation  Agent  and

acceptance   by  the  latter  of  such  appointment  the   former

Calculation Agent shall cease to be Calculation Agent hereunder.

                (d)   Any  successor Calculation Agent  appointed

hereunder  shall  execute  and deliver to  its  predecessor,  the

Issuer  and the Trustee and instrument accepting such appointment

hereunder,  and  thereupon  such  successor  Calculation   Agent,

without any further act, deed or conveyance, shall become  vested with  all  the authority, rights, powers, immunities, duties  and obligations of such predecessor with like effect as if originally named  as  the Calculation Agent hereunder, and such predecessor,

upon   payment  of  its  reasonable  compensation,  charges   and

disbursements  then  unpaid, shall thereupon  become  obliged  to transfer and deliver, and such successor Calculation Agent  shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

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                (e)   Any  corporation into which the Calculation

Agent  may  be merged or converted or any corporation with  which the  Calculation  Agent may be consolidated  or  any  corporation resulting from any merger, conversion or consolidation  to  which the  Calculation  Agent shall be a party  shall,  to  the  extent permitted  by applicable law, be the successor Calculation  Agent under this Agreement without the execution or filing of any paper or  any  further  act on the part of any of the  parties  hereto.

Notice  of  any  such  merger, conversion or consolidation  shall forthwith be given to the Issuer and the Trustee.

                (f)   The provisions of paragraph 6 hereof  shall

survive any resignation or removal hereunder.



          10.  Any notice required to be given hereunder shall be

delivered  in  person,  sent by letter or telex  or  telecopy  or communicated  by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two business days by  letter, telex or telecopy), in the case of the Issuer, to  it at  the  address  set  forth in the heading  of  this  Agreement,

Attention:   Treasurer;  in  the  case  of  the  Trustee  or  the

Calculation Agent, to it at the address set forth in the  heading of this Agreement; or, in any case, to any other address of which the  party receiving notice shall have notified the party  giving such notice in writing.



           11.   This Agreement may be amended only by a  writing

duly executed and delivered by each of the parties signing below.

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          12.  The provisions of this Agreement shall be governed

by,  and  construed in accordance with, the laws of the State  of

New York.



          13.  This Agreement may be executed in counterparts and

the  executed  counterparts shall together  constitute  a  single instrument.



      IN  WITNESS  WHEREOF, this Agreement has been executed  and delivered as of the day and year first above written.

                              BALTIMORE GAS AND ELECTRIC COMPANY



                              By: ___________________________

                              Title: ________________________


                              THE BANK OF NEW YORK



                              By: ______________________

                              Title: ___________________

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